UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2017

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2017, the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) amended and restated the Corporation’s By-laws (as so amended and restated, the “By-laws”) to allow eligible stockholders to include, along with the candidates nominated by the Board, their own nominees for election to the Board in the Corporation’s proxy materials for its annual meetings of stockholders (the “Proxy Access By-law”). The Proxy Access By-law permits any stockholder, or group of up to 20 stockholders, who has maintained continuous qualifying ownership of 3% or more of the Corporation’s outstanding common stock for at least the previous three years and owns such common stock through the date of the annual meeting, to include in the Corporation’s proxy materials such stockholder’s director nominees constituting up to the greater of two individuals or 20% of the total number of directors, provided that such stockholder and its nominees satisfy the requirements specified in the Proxy Access By-law. Proxy access will first be available to stockholders in connection with the Corporation’s 2019 annual meeting. The By-laws also include certain conforming modifications to the advance notice by-law provisions.

The preceding description is qualified in its entirety by reference to the By-laws, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

3.1    By-laws of Northern Trust Corporation, as amended through December 12, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Dated:	December 13, 2017	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch
Executive Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description
3.1	By-laws of Northern Trust Corporation, as amended through December 12, 2017